Exhibit 99.1

SHUAIYI INTERNATIONAL NEW RESOURCES DEVELOPMENT INC.
CLOSES $2.5 MILLION PRIVATE PLACEMENT

HARBIN, China, December 21 /PRNewswire-Asia-FirstCall/ -- Shuaiyi International New Resources Development Inc. (OTC Bulletin Board: SYID - News; "Shuaiyi" or the "Company"), a leading nutraceutical company focusing on the advanced technology related to the development of engineered "Cordyceps Militaris" in China, today announced the closing of a private placement with a group of accredited investors, pursuant to which the Company issued 1 million shares of the Company’s common stock at a purchase price of $2.50 per share, for an aggregate purchase price of $2.5 million. In addition, the Company issued to each investor two three-year warrants to purchase up to an aggregate of 500,000 shares of the Company’s common stock, including a Series A Warrant which has an exercise price of $3.25 per share and a Series B Warrant which has an exercise price of $4.00 per share.

In addition, the majority stockholder of the Company, New Zealand WAYNE’s Investment Holdings Co., Ltd. agreed to place a total of 1,000,000 shares of the Company’s common stock held by it into escrow to secure the make good obligations of the Company on behalf of the investors. In the event that the minimum after-tax net income thresholds of $9,000,000 for the fiscal year 2010 or $11,000,000 for the fiscal year 2011 are not achieved, then up to 50% of shares of the common stock deposited by New Zealand WAYNE’s Investment Holdings Co., Ltd. in escrow will be distributed to each investor on a pro rata basis (based upon such investor’s respective investment amount in the private placement transaction) for no additional consideration for each applicable year.

The proceeds from this transaction are expected to be used for new business initiatives and working capital requirements. Brean Murray Carret & Co. acted as the placement agent for the transaction.

The securities issued in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be sold by the investors in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements. The Company has agreed to file a registration statement covering the re-sale of the securities by the investors.

For more detailed information on the financing referred to in this release, see the Company's Current Report on Form 8-K which will be filed with the Securities and Exchange Commission on or about December 21, 2009.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Shuaiyi

Shuaiyi is a leading nutraceutical company focusing on the advanced technology related to the development of engineered "Cordyceps Militaris" in China. The Company specializes in developing, processing, marketing and distributing a variety of agricultural and nutraceutical products consisting of dry Cordyceps Militaris, organic and specialty food products. The Company's primary product is dry engineered Cordyceps Militaris. The Company believes it is the largest manufacturer of engineered Cordyceps Militaris in China, ranked by volume, according to China Market Monitoring Center (CMMC), accounting for 19% market share in China. Cordyceps Militaris is a species of parasitic fungus that is typically found in north-eastern mountainous China. The products of Shuaiyi are sold throughout China via a distribution network that covers more than 10 provinces. More information may be found at http://www.syxny.net or e-mail: ir@syxny.net.

Safe Harbor Statement

This news release contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the Company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, the Company does not assume a duty to update any forward-looking statements to reflect events or circumstances after the date hereof.

For more information, please contact:

Shuaiyi International New Resources Development Inc.
   Daniel K. Lee, CFA, CPA
   Chief Financial Officer
   Tel: +86-451-8228-1199
   Email: danlee@syxny.net

   Yudi Zhao, Board Secretary
   Tel: +86-451-8228-7746
   Email: zhaoyudi@syxny.net